Exhibit 99

EARNINGS RELEASE For Immediate Release
Contacts:	Eric Bur 913-498-1962 ebur@nicusa.com

Chris Neff 435-645-8898 cneff@nicusa.com

NIC Reports Record Earnings for First Quarter 2003

Company reports net income of $989,000 and $0.02 EPS
as portal gross profit rises 34 percent

OVERLAND PARK, Kan. – May 1, 2003 – NIC Inc. (Nasdaq: EGOV) today reported net income of $989,000 and earnings per share of 2 cents in the three months ended March 31, 2003, as compared to an $880,000 net loss and loss per share of 2 cents in first quarter 2002.  Even in a challenging economic climate, results for the quarter exceeded NIC’s expectations.

Revenues for NIC’s core outsourced portal business grew by 15 percent over the prior year quarter, and portal gross profit increased 34 percent during the same period.  Portal gross profit percentage was 48 percent for the quarter, up from 42 percent during first quarter 2002.  Total revenues grew to $12.5 million, a 3 percent increase over the same period last year.

Operating Highlights
Three months ended March 31
(thousands)

	Portals			Software and services
	2003	2002	Change	2003	2002	Change
Revenues	$9,790	$8,486	15%	$2,730	$3,611	-24%
Cost of Revenues	5,080	4,958	2%	2,144	2,335	-8%
Gross Profit	$4,710	$3,528	34%	$586	$1,276	-54%
Gross Profit%	48%	42%	6%	21%	35%	-14%

Gross profit in the software and services business was $586,000 on revenues of $2.7 million.  In June 2002, NIC began to deemphasize certain software and services businesses and focus on its core outsourced portal operations.  As a result of this strategic initiative, the financial performance of the software and services business for the first quarter was in line with the Company’s expectations.

The Company continued to control costs in the first quarter.  Selling and administrative expenses were $3.1 million, or 25 percent of revenue, compared to $3.8 million, or 31 percent of revenue in the same quarter last year.

NIC ended the first quarter with $15.8 million in cash and equivalents, a decrease of approximately $300,000 from December 31, 2002.  During the same period, working capital grew by $2 million to $18 million.

First Quarter Operating Highlights

During the first quarter, Kentucky (www.Kentucky.gov) signed a new self-funded portal management agreement with NIC for a contract term of up to 10 years.  Iowa (www.Iowaccess.org) also signed a three-year contract extension and has begun implementing self-funded portal services, and Utah (www.Utah.gov) agreed to extend its self-funded portal agreement with NIC for another four years.  The Company now manages official government Web sites for 18 states and nine local government entities.

“We thank Kentucky, Iowa, and Utah for their votes of confidence,” said Jeff Fraser, Chief Executive Officer of NIC.  “Our self-funded model offers unparalleled value to governments, especially during these challenging economic times when appropriated tax dollars are in short supply.”

Second Quarter Outlook

The Company expects second quarter results to resemble first quarter 2003 performance.  Total revenues should be comparable to first quarter, with the mix between portal and software and services revenues varying slightly.  Net income, gross margins, and selling and administrative costs should also be comparable to first quarter 2003 results.

First Quarter Webcast Details

Webcast

Thursday, May 1, 2003

9:00 a.m. EDT

To sign in and listen:  The Webcast system is available in the investor relations section of www.nicusa.com.

Some users may need to refresh their browsers to view the Webcast.  A replay of the Webcast will be available until 5:00 p.m. ET on August 1 by visiting www.nicusa.com.  A replay of the conference call will also be available until 5:00 p.m. ET on May 8 by dialing 1-800-405-2236 and using passcode 532348.

About NIC

NIC manages more eGovernment services than any provider in the world.  The company is helping governments communicate more effectively with citizens and businesses by putting essential services online.  NIC provides eGovernment solutions for 1,400 state and local agencies that serve more than 71 million people in the United States.  Additional company information is available at www.nicusa.com.

The statements in this release regarding continued implementation of NIC’s business model and its development of new products and services are forward-looking statements. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the success of the Company in signing contracts with new states and government agencies, including continued favorable government legislation; NIC’s ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; and general economic conditions and the other important cautionary statements and risk factors described in NIC’s 2002 Annual Report on Form 10-K filed on March 20, 2003, with the Securities and Exchange Commission.

(financial tables follow)

NIC INC.

FINANCIAL SUMMARY

(UNAUDITED)

(Thousands except for per share amounts)

	Three months ended March 31,
	2003	2002
Revenues:
Portal revenues	$9,790	$8,486
Software and services revenues	2,730	3,611
Total revenues	12,520	12,097

Cost of revenues:
Cost of portal revenues, exclusive of depreciation and amortization	5,080	4,958
Cost of software and services revenues, exclusive of depreciation and amortization	2,144	2,335
Selling and administrative	3,120	3,795
Stock compensation	—	311
Depreciation and amortization	492	928
Total operating expenses	10,836	12,327

Operating income (loss)	1,684	(230)

Other income (expense):
Interest income	29	41
Interest expense	(5)	(11)
Equity in net loss of affiliates	(60)	(224)

Total other income (expense)	(36)	(194)

Income (loss) from continuing operations before income taxes	1,648	(424)
Income tax provision (benefit)	659	(10)

Income (loss) from continuing operations	989	(414)

Discontinued operations:
Loss from discontinued operations (less applicable income tax benefit of $- and $327)	—	(466)

Net income (loss)	$989	$(880)

Basic and diluted earnings (loss) per share:
Earnings (loss) per share – continuing operations	$0.02	$(0.01)
Loss per share – discontinued operations	$—	$(0.01)
Net earnings (loss) per share	$0.02	$(0.02)

Weighted average shares outstanding:
Basic	58,135	56,358
Diluted	58,169	56,358

Key Financial Metrics:

Revenue growth – outsourced portals	15.4%	56.2%
Revenue growth – software and services	-24.4%	68.7%
Gross margin – outsourced portals	48.1%	41.6%
Gross margin – software and services	21.5%	35.3%
Selling and administrative costs as a percentage of revenue	24.9%	31.4%

NIC Inc.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

Thousands except for share amounts

	March 31, 2003	December 31, 2002

ASSETS
Current assets:
Cash and cash equivalents	$10,137	$9,559
Cash and cash equivalents – restricted	5,462	6,300
Marketable securities	249	249
Trade accounts receivable	15,952	14,465
Deferred income taxes	428	606
Prepaid expenses	734	761
Other current assets	4,506	3,215
Total current assets	37,468	35,155

Property and equipment, net	2,868	3,054
Deferred income taxes	34,615	35,049
Other assets	132	139
Investments in affiliates	779	839
Intangible assets, net	182	220
Total assets	$76,044	$74,456

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$13,311	$12,701
Accrued expenses	4,295	3,792
Note payable – current portion	150	332
Application development contracts	1,100	1,559
Other current liabilities	626	815
Total current liabilities	19,482	19,199

Note payable – long-term portion	312	201
Total liabilities	19,794	19,400

Commitments and contingencies	—	—

Shareholders’ equity:
Common stock, no par, 200,000,000 shares authorized 58,233,482 and 58,092,346 shares issued and outstanding	—	—
Additional paid-in capital	197,365	197,160
Accumulated deficit	(140,900)	(141,889)
	56,465	55,271
Less treasury stock	(215)	(215)
Total shareholders’ equity	56,250	55,056

Total liabilities and shareholders’ equity	$76,044	$74,456

NIC Inc.

CASH FLOW SUMMARY

(UNAUDITED)

Thousands

	Three months ended March 31,
	2003	2002

Cash flows from operating activities:
Net income (loss)	$989	$(880)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	492	1,163
Compensation expense recognized related to stock options	—	311
Accretion of discount on marketable securities	—	(4)
Application development contracts	(459)	(1,702)
Deferred income taxes	612	(379)
Equity in net loss of affiliates	60	224

Changes in operating assets and liabilities
(Increase) in trade accounts receivable	(1,487)	(3,410)
Decrease in prepaid expenses	27	115
(Increase) decrease in other current assets	(1,291)	1,540
(Increase) decrease in other assets	7	(32)
Increase in accounts payable	610	1,653
Increase in accrued expenses	575	446
Increase (decrease) in other current liabilities	(189)	1,836

Net cash provided by (used in) operating activities	(54)	881

Cash flows from investing activities:
Purchases of property and equipment	(268)	(83)
Purchases of marketable securities	—	(20,095)
Maturities of marketable securities	—	16,281

Net cash used in investing activities	(268)	(3,897)

Cash flows from financing activities:
Decrease in cash and cash equivalents – restricted	838	—
Payments on notes payable	(71)	(83)
Proceeds from exercise of employee stock options	133	410

Net cash provided by financing activities	900	327

Net increase (decrease) in cash and cash equivalents	578	(2,689)
Cash and cash equivalents, beginning of year	9,559	17,235
Cash and cash equivalents, end of period	$10,137	$14,546
Other cash flow information:
Interest paid	$5	$11
Income taxes paid	$71	$7